SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 1, 2006

(Date of Report)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01, 2.01, 7.01 and 8.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS; REGULATION FD DISCLOSURE; OTHER EVENTS

On March 1, 2006, CACI International Inc (“Registrant”) announced that its wholly-owned subsidiary, CACI, INC.-FEDERAL (“Federal”), and CACI Acquisition, Inc., a wholly-owned subsidiary of Federal, had completed the purchase of substantially all of the assets of Information Systems Support, Inc. (“ISS”) from Young Yong Li and Ae Kyung Lee, the stockholders of ISS. The Registrant purchased, inter alia, intellectual property, engagements, contracts, prepaid expenses, deposits, advances, other prepayments and related rights. On March 1, 2006, the Registrant updated its guidance for fiscal year 2006

The ISS purchase price of $145,000,000 was financed through the Registrant’s established credit facility between the Registrant, Bank of America, N.A. and a consortium of participating banks. Reference is made to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for the terms of the Registrant’s credit facility.

A copy of the Registrant’s press release regarding CACI’s completion of its acquisition of the ISS assets and change in guidance for the remainder of fiscal year 2006 is attached as Exhibit 99a to this current report on Form 8-K.

A copy of the Asset Purchase Agreement is attached as Exhibit 99b to this current report on Form 8-K.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99a	Press Release dated March 1, 2006, announcing the Registrant’s acquisition of substantially all of the assets of Information Systems Support, Inc. and change in guidance for fiscal year 2006

Exhibit 99b	Asset Purchase Agreement dated as of December 22, 2005 by and among CACI International Inc, CACI, INC.-FEDERAL, CACI Acquisition, Inc., Information Systems Support, Inc., Young Yong Lee, Ae Kyung Lee, and Jack A. Garson, as Voting Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
Registrant

By:	/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President,
Acting Director, Legal Division, and
Assistant Secretary